Exhibit 99.1

TRANSOCEAN LTD.

STATUTORY FINANCIAL STATEMENTS

For the years ended December 31, 2015 and 2014

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Ernst & Young Ltd Maagplatz 1 P.O. Box CH-8010 Zurich

To the General Meeting of
Transocean Ltd., Steinhausen
Zurich, February 24, 2016

Report of the statutory auditor on the financial statements

As statutory auditor, we have audited the financial statements of Transocean Ltd., which comprise the statement of operations, balance sheet and notes (pages SR‑2 to SR‑12), for the year ended December 31, 2015.

Board of Directors’ responsibility

The Board of Directors is responsible for the preparation of the financial statements in accordance with the requirements of Swiss law and the company’s articles of incorporation. This responsibility includes designing, implementing and maintaining an internal control system relevant to the preparation of financial statements that are free from material misstatement, whether due to fraud or error. The Board of Directors is further responsible for selecting and applying appropriate accounting policies and making accounting estimates that are reasonable in the circumstances.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with Swiss law and Swiss Auditing Standards. Those standards require that we plan and perform the audit to obtain reasonable assurance whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers the internal control system relevant to the entity’s preparation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control system. An audit also includes evaluating the appropriateness of the accounting policies used and the reasonableness of accounting estimates made, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements for the year ended December 31, 2015 comply with Swiss law and the company’s articles of incorporation.

Report on other legal requirements

We confirm that we meet the legal requirements on licensing according to the Auditor Oversight Act (AOA) and independence (article 728 CO and article 11 AOA) and that there are no circumstances incompatible with our independence.

In accordance with article 728a paragraph 1 item 3 CO and Swiss Auditing Standard 890, we confirm that an internal control system exists, which has been designed for the preparation of financial statements according to the instructions of the Board of Directors.

We recommend that the financial statements submitted to you be approved.

Furthermore, we draw attention to the fact that half of the share capital and legal reserves are no longer covered (article 725 para. 1 CO). Note 5 and note 10 of the financial statements describe the qualified capital loss and the subsequent events related thereto.

Ernst & Young Ltd

/s/ Jolanda Dolente	/s/ Jennifer Mathias
Licensed audit expert	Certified public accountant
(Auditor in charge)

TRANSOCEAN LTD.

STATEMENTS OF OPERATIONS

(In thousands)

	Years ended December 31,
	2015		2014
Income
Guarantee fee income	chf	2,601	chf	7,319
Dividend income		—		2,043,659
Gain on currency exchange		—		44,643
Financial income		16		25
Total income		2,617		2,095,646

Costs and expenses
General and administrative		33,301		26,311
Depreciation		—		171
Loss on currency exchange		3,895		—
Financial expense		6,268		8,857
Total costs and expenses		43,464		35,339

Loss on impairment		(3,280,474)		(7,482,493)
Direct taxes		95		—

Net loss for the period	chf	(3,321,416)	chf	(5,422,186)

See accompanying notes.

TRANSOCEAN LTD.

BALANCE SHEETS

(in thousands)

	December 31,		December 31,
	2015		2014
Assets
Cash	chf	1,158	chf	15,412
Receivables from subsidiaries		8,891		9,284
Other current assets		1,452		2,295
Total current assets		11,501		26,991

Investment in subsidiaries		6,673,743		9,954,217

Property and equipment		1,399		1,324
Less accumulated depreciation		1,324		1,324
Property and equipment, net		75		—

Other non-current assets		79		78
Total non-current assets		6,673,897		9,954,295
Total assets	chf	6,685,398	chf	9,981,286

Liabilities and shareholders’ equity
Accounts payable to subsidiaries	chf	16,504	chf	—
Interest payable to subsidiaries		2,281		107
Distribution payable to shareholders		—		263,818
Other current liabilities		2,224		1,563
Total current liabilities		21,009		265,488

Long‑term interest bearing note payable to subsidiary		402,138		18,810
Other non‑current liabilities		1,654		—
Total non‑current liabilities		403,792		18,810

Share capital		5,607,459		5,607,459
Statutory capital reserves from capital contribution		9,522,987		8,620,571
Statutory capital reserve from capital contribution for shares held by subsidiaries		70,093		69,618
Free reserves
Dividend reserve from capital contribution		—		1,017,866
Accumulated loss
Retained earnings (accumulated loss) brought forward from previous years		(5,361,577)		60,609
Net loss for the period		(3,321,416)		(5,422,186)
Own shares against capital reserve from capital contribution		(256,949)		(256,949)
Total shareholders’ equity		6,260,597		9,696,988
Total liabilities and shareholders’ equity	chf	6,685,398	chf	9,981,286

See accompanying notes.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS

Note 1—General

Transocean Ltd. (the “Company”, “we”, “us”, or “our”) is the parent company of Transocean Inc., Transocean Management Ltd., and Transocean Services AS, our wholly‑owned subsidiaries.   Transocean Ltd. is registered with the commercial register in the canton of Zug, and its stock is listed on the New York Stock Exchange (“NYSE”) and on the SIX Swiss Exchange (“SIX”).  We have seven full time employees.

On November 23, 2015, we announced our intent to delist our shares from the SIX, and on December 17, 2015, we announced that the SIX listing authorities approved our application to delist our shares.  Such delisting is expected to become effective on March 31, 2016, with the last trading day scheduled to be March 30, 2016.  Our shares will continue to be listed and traded on the NYSE.

On October 29, 2015, shareholders at our extraordinary general meeting approved the following: a) the reduction of the par value of each of our shares to CHF 0.10 from the original par value of CHF 15.00, b) the cancellation of all 2.9 million shares repurchased under our share repurchase program and c) the cancellation of the third and fourth installments of the distribution of statutory capital reserves from capital contribution in the form of a United States (“U.S.”) dollar denominated dividend of a total of USD 0.60 per outstanding share.  See Note 10—Subsequent Events.

Note 2—Significant Accounting Policies

Presentation—Beginning in the year ended December 31, 2015, we have prepared our unconsolidated statutory financial statements in accordance with the general accepted accounting principles as set out in Art. 957 to Art. 963b, of the Swiss Code of Obligations (the “CO”), which became effective since January 1, 2013, and required implementation in relation to the year ended December 31, 2015.  Consequently, we have adjusted the presentation of the prior year financial statements to conform to the current presentation.    Since we have prepared our consolidated financial statements in accordance with, U.S. generally accepted accounting standards, a recognized accounting standard, we have, in accordance with the CO, elected to forego presenting the statement of cash flows, the additional disclosures and the management report otherwise required by the CO.

Foreign currency—We maintain our accounting records in U.S. dollars and translate them into Swiss francs for statutory reporting purposes.  We translate into Swiss francs our assets and liabilities that are denominated in foreign currencies using the year‑end currency exchange rates, except prior‑year transactions for our investments in subsidiaries and our shareholders’  equity, which are translated at historical exchange rates.  We translate into Swiss francs our income statement transactions that are denominated in foreign currencies using the average currency exchange rates for the year.

Our principal exchange rates were as follows:

	Average exchange rates for the years ended December 31,		Exchange rates at December 31,
	2015	2014	2015	2014
CHF / USD	0.96	0.91	0.99	0.99
CHF / GBP	1.47	1.50	1.46	1.55
CHF / NOK	0.12	0.15	0.11	0.13

We recognize realized currency exchange and translation gains and losses arising from business transactions and net unrealized currency exchange and translation losses in current period earnings.   We defer net unrealized currency exchange and translation gains and record such deferred gains in other current liabilities.

Cash—We hold  cash balances, denominated in Swiss francs and U.S. dollars, which include cash deposited in demand bank accounts, money market investment accounts and other liquid investments and interest earned on such cash balances.

Current assets and liabilities—We record current assets at historical cost less adjustments for impairment of value and current liabilities at historical cost.

Investments in subsidiaries—We record our investments in subsidiaries at acquisition cost less adjustments for impairment of value.  We evaluate our investments in subsidiaries for impairment annually and record an impairment loss when the carrying amount of such assets exceeds the fair value.  We estimate fair value of our investments using a variety of valuation methods, including the income and market approaches.  Our estimates of fair value represent a price that would be received to sell the asset in an orderly transaction between market participants in the principal market for the asset.

Own shares—We recognize own shares at acquisition cost, which we present as a deduction from shareholders’ equity at the time of acquisition.  For own  shares held by subsidiaries,  we build a reserve for shares in equity at the respective acquisition costs.

Related parties—In the meaning of the CO, we consider related parties to be only shareholders, direct and indirect subsidiaries, and the board of directors.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 3—Investment in Subsidiaries

Overview—Our direct investments in subsidiaries were as follows (in thousands, except percentages and share capital):

Company name	Purpose	Domicile	Ownership and voting interest	Share capital		Investment at December 31,
						2015		2014
Transocean Inc.	Holding	Cayman Islands	100%	usd	0.01	chf	6,555,059	chf	9,185,861
Transocean Management Ltd.	Management and administration	Geneva, Switzerland	90%	chf	100.00	chf	90	chf	90
Transocean Services AS	Holding	Norway	99%	nok	100.00	chf	118,594	chf	768,266

Impairment—In July 2015, we conducted an interim impairment test and determined that the carrying amounts of our investments in subsidiaries were impaired.  As a result of our valuations of the investments, we recognized a loss of CHF 2.5 billion associated with the impairment of our investments in Transocean Inc. and Transocean Services AS.

In December 2015, as a result of our annual impairment test, we determined that the carrying amounts of our investments in Transocean Inc. and Transocean Services AS were further impaired, and as a result, we recognized a loss of CHF 767 million.

In the year ended December 31, 2014, as a result of our annual impairment test, we determined that the carrying amounts of our investments in Transocean Inc. and Transocean Services AS were impaired, and as a result, we recognized a loss of CHF 7.5 billion.

Principal indirect investments—At December 31, 2015 and 2014, our principal indirect investments in subsidiaries were as follows:

Company name	Purpose	Domicile	Ownership and voting interest
Global Marine Inc.	Leasing / operating	United States	100%
GSF Leasing Services GmbH	Leasing	Zug, Switzerland	100%
Sedco Forex Holdings Limited	Leasing / operating	Cayman Islands	100%
Sedco Forex International Inc.	Leasing / operating	Panama	100%
Transocean Drilling Offshore S.a.r.l	Leasing / operating	Luxembourg	100%
Transocean Financing GmbH	Financing	Zug, Switzerland	100%
Transocean Hungary Holdings LLC	Leasing / operating	Hungary	100%
Transocean Norway Drilling AS	Holding	Norway	100%
Transocean Offshore Deepwater Drilling Inc.	Leasing / operating	United States	100%
Transocean Offshore Holdings Limited	Holding	Cayman Islands	100%
Transocean Offshore International Ventures Limited	Leasing / operating	Cayman Islands	100%
Transocean Partners Holdings Limited	Holding	Cayman Islands	100%
Transocean Partners LLC*	Holding	Marshall Islands	71%
Transocean Entities Holdings GmbH	Holding	Zug, Switzerland	100%
Transocean Worldwide Inc.	Holding	Cayman Islands	100%
Triton Asset Leasing GmbH	Leasing	Zug, Switzerland	100%
Triton Hungary Investments 1 LLC	Holding	Hungary	100%
Triton Nautilus Asset Leasing GmbH	Leasing	Zug, Switzerland	100%

________________________

*  The unitholders of Transocean Partners LLC generally have one vote per unit, however, the limited liability company agreement restricts in multiple clauses the class of unitholders that can vote on certain items.

Note 4—Own Shares

Overview—The following is a summary of changes in the registered shares (i) that were repurchased under our share repurchase program for cancellation purposes and (ii) held by Transocean Inc., to satisfy obligations under our share-based compensation plans (in thousands, except percentages):

	Own shares	Total shares issued	Percentage of issued
Balance at December 31, 2013	13,057	373,831	3.49%
Transfers under share‑based compensation plans	(1,515)
Balance at December 31, 2014	11,542	373,831	3.09%
Transfers under share‑based compensation plans	(1,756)
Balance at December 31, 2015	9,786	373,831	2.62%

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Share repurchase program—In May 2009, at our annual general meeting, our shareholders approved and authorized our board of directors, at its discretion, to repurchase an amount of our shares for cancellation with an aggregate purchase price of up to CHF 3.5 billion, equivalent to approximately USD 3.5 billion using a currency exchange rate of USD 1.00 to CHF 0.99 as of the close of trading on December 31, 2015.  In the years ended December 31, 2015 and 2014, we did not repurchase any shares under the share repurchase program.  At December 31, 2015 and 2014, we held 2.9 million of our shares, repurchased under the share repurchase program, with an aggregate carrying amount of CHF 257 million.    On October 29, 2015, shareholders at our extraordinary general meeting approved the cancellation of all the 2.9 million shares that have been repurchased under our share repurchase program.    See Note 10—Subsequent Events.

Shares held by subsidiary—Transocean Inc. holds our shares to satisfy our obligations to deliver shares in connection with awards granted under our incentive plans or other rights to acquire our shares. In the year ended December 31, 2015 and 2014, we transferred 1.8 million and 1.5 million shares respectively at historical cost, from the own shares held by Transocean Inc. to satisfy obligations under our share‑based compensation plans.  In the year ended December 31, 2015 and 2014, we received cash proceeds of less than CHF 1 million and CHF 1 million respectively, in connection with own shares transferred in exchange for equity awards exercised or withheld for taxes under our share‑based compensation plans.

Note 5—Shareholders’ Equity

Overview—Changes in our shareholder’s equity were as follows (in thousands):

	Share capital			Statutory capital reserves				Free reserves
	Shares	Amount		from capital contribution		from capital contribution for shares held by subsidiaries (a)		Dividend reserve from capital contribution		Retained earnings (accumulated loss)		Own shares against capital reserve from capital contribution		Total shareholders’ equity
Balance at December 31, 2013	373,831	chf	5,607,459	chf	9,809,406	chf	68,240	chf	856,995	chf	60,609	chf	(256,949)	chf	16,145,760
Own share transactions	—		—		(1,378)		1,378		—		—		—		—
Transfer to free reserve – dividend reserve from distribution payable	—		—		—		—		2,468		—		—		2,468
Transfer to –statutory capital reserve from capital contribution	—		—		859,463		—		(859,463)		—		—		—
Transfer to free reserve – dividend reserve from capital contribution	—		—		(2,046,920)		—		2,046,920		—		—		—
Distribution payable to shareholders	—		—		—		—		(1,029,054)		—		—		(1,029,054)
Net loss	—		—		—		—		—		(5,422,186)		—		(5,422,186)
Balance at December 31, 2014	373,831		5,607,459		8,620,571		69,618		1,017,866		(5,361,577)		(256,949)		9,696,988
Own share transactions	—		—		(475)		475		—		—		—		—
Transfer to free reserve – dividend reserve from distribution payable	—		—		—		—		(11,045)		—		—		(11,045)
Transfer to statutory capital- reserve from capital contribution	—		—		1,006,821		—		(1,006,821)		—		—		—
Transfer to free reserve – dividend reserve from capital contribution	—		—		(422,084)		—		422,084		—		—		—
Distribution payable to shareholders	—		—		—		—		(209,862)		—		—		(209,862)
Cancellation of dividends	—		—		—		—		105,932		—		—		105,932
Transfer to statutory capital reserve from capital contribution	—		—		318,154		—		(318,154)		—		—		—
Net loss	—		—		—		—		—		(3,321,416)				(3,321,416)
Balance at December 31, 2015	373,831	chf	5,607,459	chf	9,522,987	chf	70,093	chf	—	chf	(8,682,993)	chf	(256,949)	chf	6,260,597

_____________________________

(a)

The statutory capital reserve from capital contribution for shares held by subsidiaries represents the aggregate cost of own shares held indirectly by Transocean Ltd. through Transocean Inc.   During the years ended December 31, 2015 and 2014, Transocean Inc. withheld 28,909 and 34,492 own shares, respectively, through a broker arrangement and limited to statutory tax in satisfaction of withholding taxes due by our employees upon the vesting of equity awards granted under our Long-Term Incentive Plan. For the years ended December 31, 2015 and 2014,  the aggregate value of own share transactions was CHF 475 thousand and CHF 1.4 million, respectively.  See Note 4—Own Shares.

Authorized share capital—In May 2014, at the annual general meeting, our shareholders approved an authorized share capital in the amount of CHF 337 million, authorizing the issuance of a maximum of 22.5 million fully paid‑in shares with a par value of CHF 15 per share at any time until May 16, 2016.  As of December 31, 2014, the entire amount of authorized share capital was available for issuance.

Subject to a renewal of the authorized share capital approved by our shareholders at the 2016 annual general meeting, our authorized share capital will, pursuant to the terms of our articles of association, expire on May 16, 2016.  See Note 10—Subsequent Events.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Conditional share capital—Our articles of association provide for a  conditional share capital that permits us to issue up to 167.6 million additional shares without obtaining additional shareholder approval.  The shares may be issued under the following circumstances:

(1)

through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares granted in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations convertible into or exercisable or exchangeable for our shares or the shares of one of our group companies or any of their respective predecessors; or

(2)	in connection with the issuance of shares, options or other share‑based awards to directors, employees, contractors, consultants or other persons providing services to us.

In connection with the issuance of bonds, notes, warrants or other financial instruments or contractual obligations that are convertible into,  exercisable for or exchangeable for our registered shares, our board of directors is authorized to withdraw or limit the advance subscription rights of shareholders under certain circumstances. In connection with the issuance of shares, options or other share‑based awards to directors, employees, contractors, consultants or other persons providing services to us, the preemptive rights and the advance subscription rights of shareholders are excluded.

Par value reduction and cancellation of shares—On October 29, 2015, shareholders at our extraordinary general meeting approved the reduction of the par value of each of our shares to CHF 0.10 from the original par value of CHF 15.00 and the cancellation of all 2.9 million shares repurchased under our share repurchase program.    See Note 10—Subsequent Events.

Distributions to shareholders—In May 2015, at our annual general meeting, our shareholders approved a distribution of statutory capital reserves from capital contribution in the form of a U.S. dollar denominated dividend of USD 0.60 per outstanding share, payable in four installments of USD 0.15 per outstanding share, subject to certain limitations.  In May 2015, we transferred CHF 422 million from statutory capital reserves—reserve from capital contribution to free reserves—dividend reserve from capital contribution, and we recognized a distribution payable of CHF 210 million, with the corresponding entry to free reserves—dividend reserve from capital contribution.  On June 17, 2015 and September 23, 2015, we paid the first two installments, in the aggregate amount of CHF 104 million, to shareholders of record as of May 29, 2015 and August 25, 2015, respectively.

On October 29, 2015, shareholders at the extraordinary general meeting approved the cancellation of the third and fourth installments of the distribution approved at our annual general meeting held on May 15, 2015.  Upon approval of the cancellation, we transferred the remaining CHF 318 million from free reserves—dividend reserve from capital contribution to statutory capital reserve from capital contribution, in accordance with the tax ruling dated April 2, 2013.

In May 2014, at our annual general meeting, our shareholders approved a distribution of statutory capital reserves from capital contribution in the form of a U.S. dollar denominated dividend of USD 3.00 per outstanding share, payable in four installments of USD 0.75 per outstanding share, subject to certain limitations.  In May 2014, we transferred CHF 2.0 billion from statutory capital reserves—reserve from capital contribution to free reserves—dividend reserve from capital contribution, and we recognized a distribution payable of CHF 1.0 billion, with the corresponding entry to free reserves—dividend reserve from capital contribution.  On June 18, 2014, September 17, 2014 and December 17, 2014, we paid the first three installments, in the aggregate amount of CHF 765 million, to shareholders of record as of May 30, 2014, August 22, 2014 and November 12, 2014, respectively.  At December 31, 2014, the carrying amount of the unpaid distribution payable was CHF 264 million.  On March 18, 2015, we paid the final installment, in the aggregate amount of CHF 275 million, to shareholders of record as of February 20, 2015.    Upon payment of the final installment, we transferred the remaining CHF 1.0 billion from free reserves—dividend reserve from capital contribution to statutory reserve from capital contribution, in accordance with the tax ruling dated April 2, 2013.

Qualified capital loss—As presented on our interim balance sheet, dated July 31, 2015, included in our proxy statement for our extraordinary general meeting on October 29, 2015, we determined that our net assets cover less than 50 percent of our statutory share capital and statutory capital reserves.    Under Swiss law, the board of directors must, in these circumstances, convene a general meeting of shareholders and propose measures that remedy such a capital loss.    On October 29, 2015, shareholders at our extraordinary general meeting approved the reduction of the par value of each of our shares to CHF 0.10 from the original par value of CHF 15.00 and allocated CHF 3.75 billion of the aggregate par value reduction amount to reduce our accumulated net loss.    At December 31, 2015, our qualified capital loss remained unremediated pending establishment of a public deed of compliance for our par value reduction and registration in the commercial register.  See Note 10—Subsequent Events.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 6—Share Ownership

Significant shareholders—Certain significant shareholders have reported to us that they held, directly or through their affiliates, the following beneficial interests in excess of 5 percent of our issued share capital (in thousands, except percentages):

	December 31, 2015
Name	Number of shares	Percentage of issued share capital
Credit Suisse Group AG	40,275	10.77%
BlackRock, Inc.	25,491	6.82%
Icahn Group	21,483	5.75%

	December 31, 2014
Name	Number of shares	Percentage of issued share capital
BlackRock, Inc.	24,090	6.44%
Icahn Group	21,483	5.75%
Credit Suisse Group AG	19,847	5.31%

Own shares—At December 31, 2015 and 2014, we held, directly and indirectly through Transocean Inc.,  9.8 million registered shares and 11.5 million registered shares respectively, representing 2.62 percent and 3.09 percent, respectively, of the issued share capital.  See Note 4—Own Shares.

Further, we agreed with Carl Icahn and certain investment funds managed by Mr. Icahn (collectively, the “Icahn Group”) to make certain proposals for approval by the shareholders at the 2014 annual general meeting.  These proposals related to the 2014 dividend distribution, Icahn Group designated board nominees, and an amendment to our articles of association regarding the maximum size of our board of directors.  The Icahn Group committed to certain standstill restrictions and to vote in favor of our slate of director nominees and certain other proposals our board of directors recommended at the 2014 annual general meeting.  At December 31, 2015 and December 31, 2014, the Company and the Icahn Group, together, held 31.3 million registered shares and 33.0 million registered shares, respectively, representing 8.36 percent and 8.83 percent, respectively, of the issued share capital.  Note that the most recent information on the individual beneficial shareholding of Icahn Group dated as of November 10, 2013, corresponding to approximately 21.5 million registered shares.  The decrease in the reported number of registered shares held by us and the Icahn Group together is attributable to the decrease in own shares held by us as at December 31, 2015 compared to the own shares held by us as at December 31, 2014.

Shares held by board members—The members of our board of directors held our shares as follows:

	December 31, 2015		December 31, 2014
Name	Vested shares and unvested share units (a)	Stock options and stock appreciation rights	Vested shares and unvested share units (a)	Stock options and stock appreciation rights
Merrill A. “Pete” Miller, Jr.	21,662	—	4,892	—
Ian C. Strachan (b)	—	—	43,871	—
Glyn A. Barker	25,015	—	14,601	—
Vanessa C.L. Chang	27,981	—	15,645	—
Frederico F. Curado	20,539	—	9,703	—
Chad Deaton	27,281	—	16,445	—
Tan Ek Kia	30,049	—	19,213	—
Vincent J. Intrieri	15,779	—	4,943	—
Martin B. McNamara	68,802	—	57,966	—
Samuel Merksamer	20,539	—	9,703	—
Edward R. Muller	45,665	7,640	34,829	11,460
Steven L. Newman (c)	—	—	384,555	495,276
Jeremy D. Thigpen (d)	520,157	—	—	—
Total	823,469	7,640	616,366	506,736

_____________________________

a)	The number of shares held includes privately held shares.
b)	Mr. Strachan retired as Chairman of the board of directors as of May 15, 2015.
c)	Mr. Newman was no longer a member of the board of directors as of February 16, 2015.
d)	Mr. Thigpen was for the first time elected to the board of directors on October 29, 2015.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Shares held by the executive management team—Our executive management team consists of the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and the Executive Vice President and Chief Operating Officer.

The members of our executive management team held our shares and the conditional rights to receive shares under our share‑based compensation plans as follows:

	December 31, 2015
Name	Number of shares held (a)	Number of granted share units vesting in 2016 (b)	Number of granted share units vesting in 2017 (b)	Number of granted share units vesting in 2018 (b)	Total shares and share units
Jeremy D. Thigpen (c)	—	113,784	292,588	113,785	520,157
Mark L. Mey (d)	—	73,619	141,105	73,620	288,344
John Stobart (e)	18,198	61,376	82,968	18,353	180,895
Ian C. Strachan (f)	—	—	—	—	—
Steven L. Newman (g)	—	40,544	—	—	40,544
Esa Ikaheimonen (h)	—	16,708	11,400	—	28,108
Total	18,198	306,031	528,061	205,758	1,058,048

_____________________________

a)	The number of shares held includes privately held shares.
b)

The number of granted share units vesting in the years ending December 31, 2016, 2017 and 2018 represents the vesting of previously granted service awards and performance awards in the form of share units.

c)	Mr. Thigpen joined Transocean as Chief Executive Officer on April 22, 2015.
d)	Mr. Mey joined Transocean as Chief Financial Officer on May 28, 2015.
e)	Mr. Stobart is the Chief Operating Officer for Transocean, effective as from October 1, 2012.
f)	Mr. Strachan did not receive shares for his service as Interim Chief Executive Officer.
g)	Mr. Newman was no longer designated as a member of the Executive Management Team, effective February 16, 2015.
h)	Mr. Ikaheimonen was no longer designated as a member of the Executive Management Team, effective May 27, 2015.

	December 31, 2014
Name	Number of shares held (a)	Number of granted shares vesting in 2015 (b)	Number of granted shares vesting in 2016 (b)	Number of granted shares vesting in 2017 (b)	Total shares
Steven L. Newman	109,027	109,579	135,827	30,122	384,555
Esa Ikäheimonen	9,800	37,081	46,879	10,389	104,149
John Stobart	12,953	35,774	43,024	9,559	101,310
Total	131,780	182,434	225,730	50,070	590,014

_____________________________

a)	The number of shares held includes privately held shares.
b)	The number of granted shares vesting in the years ending December 31, 2015, 2016 and 2017 represents the vesting of previously granted service awards and performance awards in the form of share units.

Stock options held by members of the executive management team—The members of our executive management team held vested and unvested stock options as follows:

	December 31, 2015
Name	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2016	Number of granted stock options vesting in 2017	Number of granted stock options vesting in 2018	Total vested and unvested stock options
Jeremy D. Thigpen	—	—	—	—	—
Mark L. Mey	—	—	—	—	—
John Stobart	25,731	12,866	—	—	38,597
Ian C. Strachan (a)	—	—	—	—	—
Steven L. Newman (b)	454,105	—	—	—	454,105
Esa Ikaheimonen (b)	28,590	—	—	—	28,590
Total	508,426	12,866	—	—	521,292

_____________________________

a)	Mr. Strachan did not receive stock options for his service as Interim Chief Executive Officer.
b)	As of December 31, 2015, Mr. Ikäheimonen and Mr. Newman were no longer our employees. Options held by Mr. Ikäheimonen and Mr. Newman remain exercisable for one year following separation.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

	December 31, 2014
Name	Number of granted stock options vested and outstanding	Number of granted stock options vesting in 2015	Number of granted stock options vesting in 2016	Number of granted stock options vesting in 2017	Total vested and unvested stock options
Steven L. Newman	368,852	85,253	41,171	—	495,276
Esa Ikäheimonen	14,295	14,295	14,296	—	42,886
John Stobart	12,865	12,866	12,866	—	38,597
Total	396,012	112,414	68,333	—	576,759

Shares granted—We granted the following service awards and performance awards to members of our board, members of our executive management team and employees:

	December 31, 2015			December 31, 2014
Name	Number of shares units granted	Value of share units		Number of shares units granted	Value of share units
Board members	114,294	chf	2,281,125	55,499	chf	2,042,906
Executive management team	1,039,143		16,390,817	300,404		10,335,786
Employees	11,042		201,936	6,192		247,006
Total	1,164,479		18,873,878	362,095		12,625,698

Note 7—Guarantees and Commitments

Transocean Inc. debt obligations—Transocean Inc. has issued certain debt securities or entered into other debt instruments, including notes, revolving credit facilities, debentures, surety bonds, letters of credit, and convertible note obligations.  We have guaranteed certain of these debt securities or other debt instruments.  We are not subject to any significant restrictions on their ability to obtain funds from their consolidated subsidiaries by dividends, loans or return of capital distributions.  At December 31, 2015 and 2014, the aggregate carrying amount of debt that we have guaranteed was USD 7.4 billion and USD 8.8 billion, equivalent to approximately CHF 7.3 billion and CHF 8.7 billion, respectively.

Macondo well litigation settlement obligations—On January 3, 2013, certain of our wholly‑owned subsidiaries reached agreements with the U.S. Department of Justice (“DOJ”) to resolve certain matters arising from the Macondo well incident.  The agreements included a criminal plea (the “Plea Agreement”), pursuant to which one of our subsidiaries pled guilty to one misdemeanor count of negligently discharging oil in the U.S. Gulf of Mexico, in violation of the U.S. Clean Water Act, and a civil consent decree (the “Consent Decree”), which resolved certain claims by the DOJ, the U.S. Environmental Protection Agency (the “EPA”) and the U.S. Coast Guard against certain of our subsidiaries (the “Transocean Defendants”) and certain incidents of noncompliance that were alleged by the U.S. Bureau of Safety and Environmental Agency.

As part of this resolution, under the terms of the Plea Agreement and the Consent Decree, certain of our subsidiaries agreed to pay USD 1.4 billion, equivalent to approximately CHF 1.3 billion, in fines, recoveries and civil penalties, excluding interest, payable in installments through February 2017.  We have guaranteed the scheduled installments and other obligations required of the Transocean Defendants under the Plea Agreement and the Consent Decree.    In connection with our guarantee, the Transocean Defendants pay to us a guarantee fee.  The guarantee fee is paid annually, beginning on January 1, 2014 through 2018, and is equivalent to 1.76 percent of the weighted average daily outstanding balance due by the Transocean Defendants over the prior year.  In the years ended December 31, 2015 and 2014, we recognized guarantee fee income of CHF 3 million and CHF 7 million, respectively.

On February 25, 2013, certain of our subsidiaries (the “Respondents”) and the EPA entered into an administrative agreement (the “EPA Agreement”).  The EPA Agreement resolves all matters relating to suspension, debarment and statutory disqualification arising from the matters contemplated by the Plea Agreement.  Subject to compliance with the terms of the EPA Agreement, the EPA agreed that it will not suspend, debar or statutorily disqualify the Respondents and will lift any existing suspension, debarment or statutory disqualification.  We have guaranteed the obligations required of the Respondents under the EPA Agreement.

Norway tax investigations and trial contingent obligations—At December 31, 2015, certain of our wholly‑owned subsidiaries were involved in ongoing investigations by Norwegian civil tax and criminal authorities relating to various transactions undertaken in 2001 and 2002 as well as the actions of certain employees of our former external tax advisors on these transactions.  The authorities issued tax assessments related to certain restructuring transactions, migration of a subsidiary that was previously subject to tax in Norway, a 2001 dividend payment, certain currency exchange deductions and dividend withholding tax.  In prior years, we guaranteed these tax assessments and related contingent obligations.  At December 31, 2013, the aggregate amount of our guarantee with respect to these tax disputes was NOK 699 million, equivalent to approximately CHF 102 million.  In September 2014, the Norwegian tax authorities formally abandoned part of the claim by issuing a revised writ, and we reduced our guarantee to NOK 35 million, equivalent to approximately

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

CHF 5 million.  In October 2014, the Norwegian tax authorities formally dismissed all remaining claims related to the migration of our subsidiary that was previously subject to tax in Norway.  As a result, we terminated the guarantee of NOK 35 million, equivalent to approximately CHF 5 million.    At December 31, 2015, the outstanding civil tax assessments were as follows:  (a) NOK 412 million, equivalent to approximately CHF 45 million, plus interest, related to a 2001 dividend payment and (b) NOK 43 million, equivalent to approximately CHF 5 million, plus interest, related to certain foreign exchange deductions and dividend withholding tax.  See Note 10– Subsequent Events

Transocean Management Ltd. office lease obligation—Transocean Management Ltd., has entered into a lease obligation for its principal offices in Vernier, Switzerland. Under an uncommitted line of credit, Transocean Ltd. has issued a surety bond in the full amount of this lease obligation.   At December 31, 2015 and 2014, our guarantee for the Transocean Management Ltd. office lease obligation was CHF 460,000.

Note 8—Contingencies

U.S. Gulf of Mexico Macondo well incident—On April 22, 2010, the Ultra‑Deepwater Floater Deepwater Horizon, a rig owned and operated by certain of Transocean Ltd.’s wholly‑owned subsidiaries (the “Macondo Subsidiaries”), sank after a blowout of the U.S. Gulf of Mexico Macondo well caused a fire and explosion on the rig off the coast of Louisiana.  The Macondo Subsidiaries have been named in lawsuits related to the Macondo well incident.  Although we can provide no assurance as to the outcome of the remaining claims, we believe that a significant portion of the contingencies related to the Macondo well incident are now resolved.

Federal securities claims—On September 30, 2010, a proposed federal securities class action was filed against us in the U.S. District Court for the Southern District of New York.  In the action, a former shareholder of the acquired company alleged that the joint proxy statement relating to our shareholder meeting in connection with the merger with the acquired company violated various securities laws and that the acquired company’s shareholders received inadequate consideration for their shares as a result of the alleged violations.  On March 11, 2014, the District Court for the Southern District of New York dismissed the claims as time-barred.  Plaintiffs appealed to the U.S. Court of Appeals for the Second Circuit, which heard oral argument on August 18, 2015.  The court has not yet issued a ruling.

Macondo well incident insurance coverage—On February 13, 2015, the Texas Supreme Court issued its answer to one of the Fifth Circuit’s questions by determining that BP is not entitled to coverage under certain of our insurance policies for damages arising from subsurface pollution because BP assumed, and we did not assume, liability for such claims.  On May 20, 2015, the Macondo Subsidiaries entered into a settlement agreement with BP in which BP agreed, among other things, to cease its efforts to recover as an unlimited additional insured under our insurance policies and to be bound by the insurance reimbursement rulings related to the Macondo well incident.

Swiss value added tax—We are one of a group of Swiss entities, which are jointly and severally liable for the whole Swiss value added tax amount due to the Swiss tax authorities by this group.

Note 9—Related Party Transactions

Transocean Inc.—Transocean Inc. holds our shares to satisfy, on our behalf, our obligation to deliver shares in connection with awards granted under our incentive plans, warrants or other right to acquire our shares.  At December 31, 2015 and 2014, Transocean Inc. held 6.9 million and 8.7 million of our shares, respectively, for this purpose.

We and Transocean Inc., as the borrower and lender, respectively, entered into a credit agreement dated June 1, 2011, establishing a USD 2.0 billion revolving credit facility.  In the year ended December 31, 2014, Transocean Inc. declared  a dividend for USD 1.5 billion, equivalent to approximately CHF 1.4 billion, in satisfaction of amounts due under the revolving credit facility.  At December 31, 2015 and 2014, we had borrowings of USD 406 million and USD 19 million,  respectively,  equivalent to approximately CHF 402 million and CHF 19 million,  respectively, outstanding under the revolving credit facility.  At December 31, 2015 and 2014, the variable interest rate on the outstanding borrowings was 2.25 percent.

In the year ended December 31, 2014, Transocean Inc. also declared and paid to us an aggregate cash dividend of USD 825 million, equivalent to approximately CHF 817 million.

Other subsidiaries—Our subsidiaries perform on our behalf certain general and administrative services, including executive administration, procurement and payables, treasury and cash management, personnel and payroll, accounting and other administrative functions.  In the years ended December 31, 2015 and 2014,  we recognized such costs of CHF 19 million and CHF 13 million, respectively, recorded in general and administrative costs and expenses,  including personnel costs of CHF 19 million and CHF 8 million, respectively.

TRANSOCEAN LTD.

NOTES TO STATUTORY FINANCIAL STATEMENTS—continued

Note 10—Subsequent Event

Qualified capital loss, par value reduction and own shares—On October 29, 2015, shareholders at our extraordinary general meeting approved the reduction of the par value of each of our shares to CHF 0.10 from the original par value of CHF 15.00 (“the Par Value Reduction”) and the cancellation of all of our 2.9 million shares purchased under the share repurchase program.  The Par Value Reduction and the cancellation of shares became effective as of January 7, 2016 upon registration in the commercial register.  The Par Value Reduction effectively remediated the qualified capital loss, as defined in Swiss law, presented in our balance sheet as of December 31, 2015.

Norway tax investigations and trial contingent obligations—In January 2016, the Norwegian authorities formally and unconditionally dropped all criminal charges against our subsidiaries and the two employees related to the previously reported Norway tax investigations or trials.  All subsidiaries and external advisors have been fully acquitted on all criminal charges.

Authorized share capital— As a result of the Par Value Reduction, also the maximum amount of CHF 337 million available under our authorized share capital approved at our 2014 annual general meeting was reduced to CHF 2 million.  Accordingly, our authorized share capital authorizes the issuance of a maximum of 22.5 million fully paid in shares with a par value of CHF 0.10 per share.

On February 15, 2016, our board of directors announced its proposal to seek shareholder approval at the 2016 annual general meeting for the renewal of board of directors authority to issue shares out of the company’s authorized share capital for a maximum amount corresponding to approximately 6 percent of the company’s currently registered share capital for a two-year period.

TRANSOCEAN LTD.

PROPOSED APPROPRIATION OF THE ACCUMULATED LOSS

The board of directors proposes that shareholders at the annual general meeting in 2016 approve the following appropriation (in thousands):

	December 31,
	2015		2014
Balance brought forward from previous years	chf	(5,361,577)	chf	60,609
Net loss for the year		(3,321,416)		(5,422,186)
Total accumulated loss		(8,682,993)		(5,361,577)
Balance to be carried forward on this account	chf	(8,682,993)	chf	(5,361,577)